Exhibit 99

VIACOM REPORTS FOURTH QUARTER AND FULL YEAR FINANCIAL RESULTS

•	Full-Year Adjusted Diluted EPS Increased to All-Time High of $5.44

•	Media Networks Revenues Rose to Full Year Record of $10.49 Billion

•	Fourth Quarter Revenues Totaled $3.79 Billion

•	Media Networks Revenues Rose 5% in the Quarter, with Affiliate Fees Up 10%

•	$2.1 Billion Returned to Shareholders in Fiscal 2015 Through Share Repurchases and Dividends
New York, NY, November 12, 2015 - Viacom Inc. (NASDAQ: VIAB, VIA) today reported financial results, including record adjusted diluted earnings per share for the fiscal year ended September 30, 2015.
Fiscal Year 2015 Results

(in millions, except per share amounts)	Quarter Ended September 30,		B/(W)	Year Ended September 30,		B/(W)
	2015	2014	2015 vs. 2014	2015	2014	2015 vs. 2014

Revenues	$3,788	$3,991	(5)%	$13,268	$13,783	(4)%
Operating income	1,055	1,164	(9)	3,112	4,082	(24)
Adjusted operating income*	1,055	1,207	(13)	3,920	4,125	(5)
Net earnings from continuing operations attributable to Viacom	884	732	21	1,922	2,392	(20)
Adjusted net earnings from continuing operations attributable to Viacom*	614	729	(16)	2,210	2,376	(7)
Diluted EPS from continuing operations	2.21	1.72	28	4.73	5.43	(13)
Adjusted diluted EPS from continuing operations*	$1.54	$1.71	(10)%	$5.44	$5.40	1%

* Adjusted measures referenced in this release are detailed in the Supplemental Disclosures at the end of this release.

Sumner M. Redstone, Executive Chairman of Viacom, said, “Viacom continues to create some of the most compelling and entertaining content in the world. I am confident that Viacom's leadership team will continue to lead through our industry's period of transition and succeed well into the future.”
Philippe Dauman, President and Chief Executive Officer of Viacom, said, “Viacom's fourth quarter and year-end results are indicative of our progress in key areas, including recent ratings improvement and renewals of important distribution agreements. Our strategy of increasing and accelerating investment in original content and expanding our profitable international footprint are among the major factors driving this success, which we believe will continue in 2016 and beyond. We are making great progress in tackling industry-wide inefficiencies in audience measurement, while expanding our audience reach with landmark distribution agreements.

"Viacom's family of Media Networks are the most watched by highly coveted younger audiences, and we are building engagement on all platforms, leading to first-of-their-kind marketing opportunities with our advertising partners. Our investment in content continues to grow, supporting an unprecedented amount of quality original programming and a more robust slate of films. In addition, in fiscal 2015 we launched 21 channels overseas - including six in India - fueling the fastest international growth in our history.”
Revenues

(in millions)	Quarter Ended September 30,		B/(W)	Year Ended September 30,		B/(W)
	2015	2014	2015 vs. 2014	2015	2014	2015 vs. 2014

Media Networks	$2,787	$2,664	5%	$10,490	$10,171	3%
Filmed Entertainment	1,025	1,357	(24)	2,883	3,725	(23)
Eliminations	(24)	(30)	NM	(105)	(113)	NM
Total Revenues	$3,788	$3,991	(5)%	$13,268	$13,783	(4)%

NM - Not Meaningful

Quarterly revenues declined 5% to $3.79 billion. Excluding an unfavorable 3% impact of foreign exchange, revenues decreased 2%. Media Networks revenues grew 5% to $2.79 billion, principally due to growth in affiliate fees and international advertising revenues, partially offset by declines in domestic advertising revenues. Domestic and worldwide affiliate revenues increased 15% and 10%, respectively, driven by higher revenues related to the timing of programming made available under certain distribution agreements, as well as rate increases. Domestic advertising revenues declined 7%, reflecting a decline in traditional television ratings. Worldwide advertising revenues decreased 1%, reflecting the domestic decline partially offset by a 45% increase in international advertising revenues, driven by growth in Europe, primarily by Channel 5.
Filmed Entertainment revenues declined 24% to $1.03 billion, driven by the mix of this quarter's releases compared to the prior year quarter, which included the strong performance of Transformers: Age of Extinction. Overall, theatrical revenues declined 20% to $447 million. Home entertainment revenues declined 54%.
Full-year revenues were $13.27 billion, a decline of 4% from the prior fiscal year. Excluding an unfavorable 2% impact of foreign exchange, revenues decreased 2%. Media Networks revenues rose 3% to $10.49 billion, reflecting a 5% increase in affiliate fees and a 1% gain in worldwide advertising revenues. Filmed Entertainment revenues decreased 23%, principally due to lower revenues across the distribution windows reflecting the mix of films. Excluding an unfavorable 2% and 4% impact of foreign exchange, Media Networks revenues increased 5% and Filmed Entertainment revenues declined 19%, respectively.

Operating Income

(in millions)	Quarter Ended September 30,		B/(W)	Year Ended September 30,		B/(W)
	2015	2014	2015 vs. 2014	2015	2014	2015 vs. 2014

Media Networks	$1,022	$1,087	(6)%	$4,143	$4,271	(3)%
Filmed Entertainment	122	213	(43)	111	205	(46)
Corporate expenses	(59)	(63)	6	(235)	(227)	(4)
Eliminations	(1)	(1)	NM	2	(2)	NM
Equity-based compensation	(29)	(29)	—	(101)	(122)	17
Adjusted operating income	1,055	1,207	(13)	3,920	4,125	(5)
Asset impairment	—	(43)	NM	—	(43)	NM
Restructuring and programming charges	—	—	—	(784)	—	NM
Loss on pension settlement	—	—	—	(24)	—	NM
Operating income	$1,055	$1,164	(9)%	$3,112	$4,082	(24)%

NM - Not Meaningful

Quarterly adjusted operating income was $1.06 billion, a decline of 13% compared to the prior year. Media Networks adjusted operating income decreased 6% as the increase in revenues was more than offset by higher programming and marketing expenses. Filmed Entertainment adjusted operating income declined 43%, driven by the strong contribution of Transformers: Age of Extinction in the prior year's quarter.
Full-year adjusted operating income declined 5%, to $3.92 billion. Media Networks adjusted operating income decreased 3% to $4.14 billion, as higher revenues were more than offset by an increase in programming and marketing expenses. Filmed Entertainment adjusted operating income decreased $94 million, reflecting lower revenues.
Quarterly adjusted net earnings from continuing operations attributable to Viacom declined 16% to $614 million, driven by the decline in adjusted operating income. Adjusted diluted earnings per share from continuing operations for the quarter declined 10% to $1.54, which includes a $0.05 negative impact of foreign exchange.
Full-year adjusted net earnings from continuing operations attributable to Viacom were $2.21 billion, a decrease of 7% principally driven by lower adjusted operating income. Adjusted diluted earnings per share from continuing operations increased 1% to $5.44, which includes a $0.14 negative impact of foreign exchange.
Stock Repurchase Program
For the fiscal year ended September 30, 2015, Viacom repurchased 21.1 million shares under its stock repurchase program. As of November 11, 2015, Viacom had $4.9 billion remaining in its $20 billion stock repurchase program. As of September 30, 2015, Viacom had 398 million shares of common stock outstanding.
Debt
At September 30, 2015, total debt outstanding, including capital lease obligations, was $12.29 billion, compared with $12.70 billion at September 30, 2014. In September 2015, the company repaid the $250 million of 4.25% Senior Notes due September 2015, as well as $550 million of 6.25% Senior Notes due April 2016 from cash on hand. The Company’s cash balances were $506 million at September 30, 2015, a decrease from $1 billion at September 30, 2014.

About Viacom
Viacom is home to premier global media brands that create compelling television programs, motion pictures, short-form content, apps, games, consumer products, social media experiences, and other entertainment content for audiences in 180 countries. Viacom's media networks, including Nickelodeon, Comedy Central, MTV, VH1, Spike, BET, CMT, TV Land, Nick at Nite, Nick Jr., Channel 5 (UK), Logo, Nicktoons, TeenNick and Paramount Channel, reach a cumulative 3.4 billion television subscribers worldwide. Paramount Pictures is a major global producer and distributor of filmed entertainment.
For more information about Viacom and its businesses, visit www.viacom.com. Viacom may also use social media channels to communicate with its investors and the public about the company, its brands and other matters, and those communications could be deemed to be material information. Investors and others are encouraged to review posts on Viacom’s company blog (blog.viacom.com), Twitter feed (twitter.com/viacom) and Facebook page (facebook.com/viacom).
Cautionary Statement Concerning Forward-Looking Statements
This news release contains both historical and forward-looking statements. All statements that are not statements of historical fact are, or may be deemed to be, forward-looking statements. Forward-looking statements reflect our current expectations concerning future results, objectives, plans and goals, and involve known and unknown risks, uncertainties and other factors that are difficult to predict and which may cause future results, performance or achievements to differ. These risks, uncertainties and other factors include, among others: the public acceptance of our brands, programs, motion pictures and other entertainment content on the various platforms on which they are distributed; the impact of inadequate audience measurement on our program ratings, advertising revenues and affiliate fees; technological developments and their effect in our markets and on consumer behavior; competition for content, audiences, advertising and distribution; the impact of piracy; economic fluctuations in advertising and retail markets, and economic conditions generally; fluctuations in our results due to the timing, mix, number and availability of our motion pictures and other programming; the potential for loss of carriage or other reduction in the distribution of our content; changes in the Federal communications or other laws and regulations; evolving cybersecurity and similar risks; other domestic and global economic, business, competitive and/or regulatory factors affecting our businesses generally; and other factors described in our news releases and filings with the Securities and Exchange Commission, including but not limited to our 2015 Annual Report on Form 10-K and reports on Form 10-Q and Form 8-K. The forward-looking statements included in this document are made only as of the date of this document, and we do not have any obligation to publicly update any forward-looking statements to reflect subsequent events or circumstances. If applicable, reconciliations for any non-GAAP financial information contained in this news release are included in this news release or available on our website at http://www.viacom.com.

Contacts
Press:	Investors:
Jeremy Zweig	James Bombassei
Vice President, Corporate Communications and	Senior Vice President, Investor Relations
Corporate Affairs	(212) 258-6377
(212) 846-7503	james.bombassei@viacom.com
jeremy.zweig@viacom.com
Pamela Yi
Director, Investor Relations
(212) 846-7581
pamela.yi@viacom.com

VIACOM INC. CONSOLIDATED STATEMENTS OF EARNINGS (Unaudited)

	Quarter Ended September 30,		Year Ended September 30,
(in millions, except per share amounts)	2015	2014	2015	2014

Revenues	$3,788	$3,991	$13,268	$13,783
Expenses:
Operating	1,937	1,965	6,868	6,542
Selling, general and administrative	742	765	2,860	2,899
Depreciation and amortization	54	54	222	217
Asset impairment	—	43	—	43
Restructuring	—	—	206	—
Total expenses	2,733	2,827	10,156	9,701
Operating income	1,055	1,164	3,112	4,082
Interest expense, net	(165)	(156)	(657)	(615)
Equity in net earnings of investee companies	(1)	11	102	69
Loss on extinguishment of debt	(18)	—	(18)	(11)
Other items, net	(6)	(11)	(36)	(11)
Earnings from continuing operations before provision for income taxes	865	1,008	2,503	3,514
Provision for income taxes	27	(266)	(501)	(1,050)
Net earnings from continuing operations	892	742	2,002	2,464
Discontinued operations, net of tax	—	—	—	(1)
Net earnings (Viacom and noncontrolling interests)	892	742	2,002	2,463
Net earnings attributable to noncontrolling interests	(8)	(10)	(80)	(72)
Net earnings attributable to Viacom	$884	$732	$1,922	$2,391
Amounts attributable to Viacom:
Net earnings from continuing operations	$884	$732	$1,922	$2,392
Discontinued operations, net of tax	—	—	—	(1)
Net earnings attributable to Viacom	$884	$732	$1,922	$2,391
Basic earnings per share attributable to Viacom:
Continuing operations	$2.22	$1.74	$4.78	$5.54
Discontinued operations	—	—	—	(0.01)
Net earnings	$2.22	$1.74	$4.78	$5.53
Diluted earnings per share attributable to Viacom:
Continuing operations	$2.21	$1.72	$4.73	$5.43
Discontinued operations	—	—	—	—
Net earnings	$2.21	$1.72	$4.73	$5.43
Weighted average number of common shares outstanding:
Basic	398.0	419.6	402.2	432.1
Diluted	399.9	426.4	406.0	440.2
Dividends declared per share of Class A and Class B common stock	$0.40	$0.33	$1.46	$1.26

VIACOM INC. CONSOLIDATED BALANCE SHEETS (Unaudited)

(in millions, except par value)	September 30,
	2015	2014

ASSETS
Current assets:
Cash and cash equivalents	$506	$1,000
Receivables, net	2,807	3,066
Inventory, net	786	846
Prepaid and other assets	559	340
Total current assets	4,658	5,252
Property and equipment, net	947	1,016
Inventory, net	3,616	3,897
Goodwill	11,456	11,535
Intangibles, net	340	399
Other assets	1,200	948
Total assets	$22,217	$23,047

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$506	$475
Accrued expenses	748	969
Participants' share and residuals	860	993
Program obligations	703	703
Deferred revenue	481	350
Current portion of debt	18	18
Other liabilities	538	427
Total current liabilities	3,854	3,935
Noncurrent portion of debt	12,267	12,681
Participants' share and residuals	351	403
Program obligations	356	459
Deferred tax liabilities, net	223	266
Other liabilities	1,348	1,340
Redeemable noncontrolling interest	219	216
Commitments and contingencies
Viacom stockholders' equity:
Class A common stock, par value $0.001, 375.0 authorized; 50.1 and 50.9 outstanding, respectively	—	—
Class B common stock, par value $0.001, 5,000.0 authorized; 348.0 and 363.3 outstanding, respectively	—	—

Additional paid-in capital	10,017	9,772
Treasury stock, 398.0 and 377.0 common shares held in treasury, respectively	(20,725)	(19,225)
Retained earnings	14,780	13,465
Accumulated other comprehensive loss	(534)	(293)
Total Viacom stockholders' equity	3,538	3,719
Noncontrolling interests	61	28
Total equity	3,599	3,747
Total liabilities and equity	$22,217	$23,047

SUPPLEMENTAL DISCLOSURES REGARDING NON-GAAP FINANCIAL INFORMATION

The following tables reconcile our results for the quarter and year ended September 30, 2015 and the quarter and year ended September 30, 2014 to adjusted results that exclude the impact of certain items identified as affecting comparability, including restructuring and programming charges, loss on pension settlement, loss on extinguishment of debt, asset impairment, and discrete tax items. The tax impacts included in these tables have been calculated using the rates applicable to the adjustments presented. We use consolidated adjusted operating income, adjusted net earnings from continuing operations attributable to Viacom and adjusted diluted earnings per share ("EPS") from continuing operations, as applicable, among other measures, to evaluate our actual operating performance and for planning and forecasting of future periods. We believe that the adjusted results provide relevant and useful information for investors because they clarify our actual operating performance, make it easier to compare Viacom’s results with those of other companies and allow investors to review performance in the same way as our management. Since these are not measures of performance calculated in accordance with accounting principles generally accepted in the United States of America, they should not be considered in isolation of, or as a substitute for, operating income, net earnings from continuing operations attributable to Viacom and diluted EPS as indicators of operating performance, and they may not be comparable to similarly titled measures employed by other companies.

(in millions, except per share amounts)
	Quarter Ended September 30, 2015
	Operating Income	Pre-tax Earnings from Continuing Operations	Net Earnings from Continuing Operations Attributable to Viacom	Diluted EPS from Continuing Operations
Reported results	$1,055	$865	$884	$2.21
Factors Affecting Comparability:
Loss on extinguishment of debt (1)	—	18	11	0.03
Discrete tax benefits (2)	—	—	(281)	(0.70)
Adjusted results	$1,055	$883	$614	$1.54

	Year Ended September 30, 2015
	Operating Income	Pre-tax Earnings from Continuing Operations	Net Earnings from Continuing Operations Attributable to Viacom	Diluted EPS from Continuing Operations
Reported results	$3,112	$2,503	$1,922	$4.73
Factors Affecting Comparability:
Restructuring and programming charges (3)	784	784	520	1.28
Loss on pension settlement (4)	24	24	15	0.04
Loss on extinguishment of debt (1)	—	18	11	0.03
Discrete tax benefits (2)	—	—	(258)	(0.64)
Adjusted results	$3,920	$3,329	$2,210	$5.44

	Quarter Ended September 30, 2014
	Operating Income	Pre-tax Earnings from Continuing Operations	Net Earnings from Continuing Operations Attributable to Viacom	Diluted EPS from Continuing Operations
Reported results	$1,164	$1,008	$732	$1.72
Factors Affecting Comparability:
Asset impairment (5)	43	43	26	0.06
Discrete tax benefits (6)	—	—	(29)	(0.07)
Adjusted results	$1,207	$1,051	$729	$1.71

	Year Ended September 30, 2014
	Operating Income	Pre-tax Earnings from Continuing Operations	Net Earnings from Continuing Operations Attributable to Viacom	Diluted EPS from Continuing Operations
Reported results	$4,082	$3,514	$2,392	$5.43
Factors Affecting Comparability:
Asset impairment (5)	43	43	26	0.06
Loss on extinguishment of debt (7)	—	11	7	0.02
Discrete tax benefits (6)	—	—	(49)	(0.11)
Adjusted results	$4,125	$3,568	$2,376	$5.40

(1) The pre-tax charge of $18 million reflects a debt extinguishment loss on the redemption of $550 million of the total $918 million outstanding of our 6.250% Senior Notes due April 2016.

(2) The net discrete tax benefits are principally related to excess foreign tax credits attributable to a taxable repatriation of non-U.S. earnings and the release of tax reserves with respect to certain effectively settled tax positions.

(3) The pre-tax charges of $784 million reflect $578 million of programming charges and a $206 million restructuring charge associated with workforce reductions.

(4) The pre-tax non-cash charge of $24 million was driven by the settlement of pension benefits of certain participants of our funded pension plan.

(5) The non-cash pre-tax impairment charge of $43 million relates to an international trade name at Media Networks.

(6) The net discrete tax benefits in the quarter and year ended September 30, 2014 are principally related to the reversal of deferred taxes on earnings deemed permanently reinvested, as well as the recognition of capital loss carryforwards for the year.

(7) The pre-tax charge of $11 million reflects a debt extinguishment loss on the redemption of all $600 million of our outstanding 4.375% Senior Notes due September 2014.